Exhibit 99.1

FOR IMMEDIATE RELEASE
August 2, 2012

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $1.58 COMPREHENSIVE INCOME PER COMMON SHARE;
NET LOSS OF $(0.88) PER COMMON SHARE AND
$29.41 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - August 2, 2012 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income and net loss for the second quarter of 2012 of $480 million and $(261) million, respectively, or $1.58 and $(0.88) per common share, respectively, and net book value of $29.41 per common share. Economic return, defined as dividends on common shares, plus the change in net book value per common share, for the period was $1.60 per common share, or 22% on an annualized basis.

SECOND QUARTER 2012 FINANCIAL HIGHLIGHTS

•	$1.58 comprehensive income per common share, comprised of:

◦	$(0.88) net loss per common share

◦	$2.46 other comprehensive income per common share

•	$0.94 net spread income per common share

◦	Comprised of interest income, net of cost of funds (including interest rate swaps) and operating expenses

◦	$1.05 per common share, excluding approximately $(0.11) per common share of "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$1.62 estimated taxable income per common share

•	$1.25 dividend declared per common share

•	$1.61 estimated undistributed taxable income per common share as of June 30, 2012

◦	Increased $0.33 per common share from March 31, 2012

◦	Represents an increase of $108 million from March 31, 2012 to $492 million as of June 30, 2012

•	$29.41 net book value per common share as of June 30, 2012

◦	Increased $0.35 per common share from $29.06 per common share as of March 31, 2012

American Capital Agency Corp.
August 2, 2012

•	22% annualized economic return on common equity

◦	Comprised of $1.25 dividend per common share and $0.35 increase in net book value per common share

OTHER SECOND QUARTER HIGHLIGHTS

•	$78 billion investment portfolio as of June 30, 2012

•	7.6x leverage as of June 30, 2012, including net receivable for unsettled securities

◦	7.5x average leverage for the quarter

•	10% actual portfolio CPR for the quarter

◦	8% actual portfolio CPR for the month of July 2012

◦	12% average projected portfolio life CPR as of June 30, 2012

•	1.65% annualized net interest rate spread for the quarter

◦	1.83% annualized net interest rate spread for the quarter, excluding "catch-up" premium amortization cost due to change in projected CPR estimates

◦	1.62% net interest rate spread as of June 30, 2012

•	$322 million of net equity proceeds raised during the second quarter

◦	$155 million of net proceeds raised from an at-the-market common stock offering

◦	$167 million of net proceeds raised from a preferred stock offering

•	$1.2 billion of net equity proceeds raised from a follow-on common stock offering during July 2012

"We are pleased with the performance of our portfolio this quarter," commented Gary Kain, President and Chief Investment Officer. "With the second quarter now complete, AGNC has grown book value in 13 of the past 14 quarters, thus producing industry leading performance while hedging a significant component of the interest rate risk inherent in a mortgage portfolio. Looking ahead, despite record low interest rates, we believe our portfolio is likely to continue to exhibit relatively benign prepayments and continue to produce attractive returns over a wide range of scenarios. Lastly, strong book value performance and the substantial amount of undistributed taxable income give us significant flexibility with respect to our dividend despite a lower spread environment.”

"We are very proud of the performance of our management team," said Malon Wilkus, Chair and Chief Executive Officer. "Their diligent focus on asset selection enabled AGNC to pay an attractive dividend of $1.25 per common share this quarter while growing book value from $29.06 to $29.41, resulting in total value creation of $1.60 per common share. Gary and his team have consistently created shareholder value throughout a very volatile interest rate environment."

INVESTMENT PORTFOLIO
As of June 30, 2012, the Company's investment portfolio totaled $77.9 billion of agency securities, at fair value, comprised of $75.7 billion of fixed-rate securities, $1.1 billion of adjustable-rate securities and $1.1 billion of collateralized mortgage obligations (“CMOs”) backed by fixed and adjustable-rate securities, including principal and interest-only strips. As of June 30, 2012, the Company's fixed-rate investment portfolio was comprised of $26.9 billion ≤15-year fixed-rate securities, $3.0 billion 20-year fixed-rate securities and $45.8 billion 30-year fixed-rate securities.

CONSTANT PREPAYMENT RATES
The actual CPR for the Company's portfolio during the second quarter was 10%, unchanged from the first quarter. The most recent CPR published in July 2012 for the Company's portfolio held as of June 30, 2012 was 8%. The weighted average projected CPR for the remaining life of all of the

American Capital Agency Corp.
August 2, 2012

Company's investments held as of June 30, 2012 was 12%, an increase from 9% as of March 31, 2012, due to the decrease in long-term interest rates during the quarter. The Company repositioned the portfolio during the quarter into lower coupon MBS and lower loan balance and HARP securities, which are less susceptible to prepayment risk, reducing the impact of the decline in long-term interest rates on the Company's prepayment forecast.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs, using the effective yield method. The weighted average cost basis of the Company's investment portfolio was 105.0% as of June 30, 2012; therefore, faster actual or projected prepayments can have a meaningful negative impact, while slower actual or projected prepayments can have a meaningful positive impact, on the Company's asset yields.

The amortization of premiums, net of any accretion of discounts, on the investment portfolio for the quarter was $(196) million, or $(0.65) per common share, compared to $(100) million, or $(0.42) per common share, for the prior quarter. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $(33) million, or $(0.11) per common share, of "catch-up" premium amortization cost during the quarter, compared to approximately $28 million, or $0.12 per common share, of "catch-up" premium amortization benefit during the prior quarter. The unamortized net premium balance as of June 30, 2012 was $3.7 billion.

“Prepayment speeds on our HARP and lower loan balance positions remain well contained despite record low interest rates. Looking ahead, I expect that we will see an even greater divergence in the prepayment performance of these strategies relative to more generic MBS,” said Chris Kuehl, Senior Vice President, Agency Portfolio Investments.

The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-value ratios of ≥ 80%.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield for the second quarter decreased 59 bps to 2.73%, from 3.32% for the first quarter. Excluding the impact of "catch-up" premium amortization cost/benefit recognized during the current and prior quarter due to changes in projected CPR estimates, the annualized weighted average yield on the Company's investment portfolio was 2.91% for the current quarter, compared to 3.14% for the prior quarter. The Company's average asset yield reported as of June 30, 2012 was 2.81%, a decrease of 25 bps from 3.06% as of March 31, 2012. The decline in the Company's average asset yield was due to a combination of the increase in forecasted prepayment speeds and a decline in the average coupon on the Company's portfolio due to changes in asset composition.

The Company's average cost of funds (comprised of repurchase agreements ("repos"), other debt and interest rate swaps) increased 7 bps to 1.08% for the second quarter, from 1.01% for the first quarter. The Company's average cost of funds as of June 30, 2012 increased 20 bps to 1.19%, from 0.99% as of March 31, 2012. The increase in the Company's average cost of funds was primarily due to a higher ratio of interest rate swaps to repurchase agreements and other debt outstanding of 69% as of June 30, 2012, compared to 55% as of March 31, 2012, and higher repo costs. The Company's weighted average repo cost was 0.42% as of June 30, 2012, compared to 0.37% as of March 31,

American Capital Agency Corp.
August 2, 2012

2012.

The Company's average net interest rate spread for the second quarter was 1.65%, a decrease of 66 bps from the first quarter of 2.31%. Excluding the impact of "catch-up" premium amortization cost/benefit during the current and prior quarter due to changes in projected CPR estimates, the Company's average net interest rate spread was 1.83% for the current quarter, a 30 bps decrease from the first quarter of 2.13%. As of June 30, 2012, the Company's average net interest rate spread was 1.62%, a decrease of 45 bps from the net interest rate spread as of March 31, 2012 of 2.07%.

LEVERAGE AND HEDGING ACTIVITIES
As of June 30, 2012, the Company had total repurchase agreements and other debt outstanding of $70.5 billion, resulting in a leverage ratio of 7.7x. When adjusted for the net receivable for agency securities not yet settled, the leverage ratio was 7.6x as of June 30, 2012. Average leverage for the quarter was 7.5x, which the Company calculates as its daily weighted average repurchase agreements and other debt balance outstanding divided by its average month-ended stockholders' equity for the quarter.

The $69.5 billion borrowed under repurchase agreements as of June 30, 2012 had original maturities consisting of:

•	$8.9 billion of one month or less;

•	$19.8 billion from one to three months;

•	$21.6 billion from three to six months;

•	$12.7 billion from six to nine months;

•	$2.9 billion from nine to twelve months;

•	$3.1 billion from twelve to twenty-four months; and

•	$0.5 billion from twenty-four to thirty-six months.

The Company increased the weighted average original maturity of its repurchase agreements to 121 days as of June 30, 2012, from 104 days as of March 31, 2012. As of June 30, 2012, the Company's repurchase agreements had a weighted average remaining days to maturity of 74 days.

As of June 30, 2012, the Company had repurchase agreements with 31 financial institutions. Less than 4% of the Company's equity was at risk with any one repo counterparty as of June 30, 2012, with the top five repo counterparties representing less than 16% of the Company's equity at risk.

The Company's interest rate swap positions as of June 30, 2012 totaled $48.6 billion in notional amount at an average fixed pay rate of 1.48%, a weighted average receive rate of 0.37% and a weighted average maturity of 4.3 years. During the quarter, the Company increased its swap position, including forward starting swaps ranging up to four months as of June 30, 2012, by $12.0 billion, while $1.6 billion of the Company's swaps were either terminated or matured during the quarter. The new swap agreements entered into during the quarter have an average contractual term of approximately 6.7 years and a weighted average fixed pay rate of 1.37%. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.

The Company also utilizes interest rate swaptions to mitigate exposure to larger changes in interest rates. During the quarter, the Company added $2.2 billion of payer swaptions at a cost of $(33) million,

American Capital Agency Corp.
August 2, 2012

while $3.9 billion of payer swaptions from previous quarters expired for a total loss of $(21) million. As of June 30, 2012, the Company had $8.8 billion in payer swaptions outstanding at a market value of $37 million with an average option term of 12 months and an average underlying interest rate swap term of 7.4 years.

As of June 30, 2012, 69% of the Company's repurchase agreement balance and other debt was hedged through interest rate swap agreements, an increase from 55% as of March 31, 2012. Including swaps underlying the payer swaptions noted above, this percentage increases to 81% as of June 30, 2012, an increase from 70% as of March 31, 2012.

"Given the decline in interest rates, we opportunistically increased the size of our hedge portfolio relative to our liabilities by adding longer term pay fixed swaps. In total, our hedge portfolio provides substantial book value protection in a rising rate scenario," commented Peter Federico, Senior Vice President and Chief Risk Officer.

OTHER INCOME (LOSS), NET
During the quarter, the Company recorded a loss of $(612) million in other income (loss), net, or $(2.03) per common share. Other income (loss), net is comprised of:

•	$417 million of net realized gains on sales of agency securities;

•	$(62) million of other interest rate swap periodic interest costs (recognized in addition to $(52) million of interest rate swap costs recorded in interest expense);

•	$(472) million of net unrealized losses on interest rate swaps;

•	$(312) million of net realized losses on other derivative instruments and securities; and

•	$(183) million of net unrealized losses on other derivative instruments and securities.

Other derivative instruments and securities generally represent instruments that are used in addition to interest rate swaps (such as swaptions, short or long positions in “to-be-announced” mortgage securities (“TBA's”), treasury securities and treasury futures contracts) to supplement the Company's interest rate risk management strategies.

OTHER COMPREHENSIVE INCOME
During the quarter, the Company recorded other comprehensive income of $741 million, or $2.46 per common share, comprised of $689 million of net unrealized gains on agency securities and $52 million of net unrealized gains on interest rate swaps. The net unrealized gains on interest rate swaps consists of amortization of the deferred loss that is reclassified into interest expense for interest rate swaps that were de-designated as hedges in the third quarter of 2011.

NET BOOK VALUE
As of June 30, 2012, the Company's net book value per common share was $29.41, or $0.35 higher than the March 31, 2012 net book value per common share of $29.06, reflective of price appreciation on the Company's investment portfolio in excess of losses on the Company's hedge portfolio during the quarter.

ESTMATED TAXABLE INCOME
Estimated taxable income for the second quarter was $1.62 per common share, or $2.50 higher than GAAP net income per common share. The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and

American Capital Agency Corp.
August 2, 2012

securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

SECOND QUARTER 2012 DIVIDEND DECLARATIONS
On June 11, 2012, the Board of Directors of the Company declared a second quarter dividend on its common stock of $1.25 per share paid on July 27, 2012 to common stockholders of record as of June 21, 2012. Since its May 2008 initial public offering, the Company has paid a total of $1.9 billion in common dividends, or $21.36 per common share.

On June 20, 2012, the Board of Directors of the Company declared its inaugural dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock of $0.556 per share. The dividend was paid on July 16, 2012 to preferred stockholders of record as of July 1, 2012.

The Company had approximately $492 million of estimated undistributed taxable income as of June 30, 2012, or $1.61 per common share, after adjusting for the second quarter common and preferred dividends declared, but without adjustment for future quarterly dividends not yet declared on the Company's 8.000% Series A Cumulative Redeemable Preferred Stock.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
August 2, 2012

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $73,353, $72,598, $50,725, $38,860 and $35,118, respectively)	$77,922	$80,570	$54,683	$41,970	$39,926
U.S. Treasury securities, at fair value	—	—	101	301	—
Cash and cash equivalents	2,099	1,762	1,367	984	626
Restricted cash	302	315	336	375	189
Derivative assets, at fair value	64	184	82	55	86
Receivable for securities sold (including pledged securities of $2,674, $1,442, $319, $2,694 and $573, respectively)	2,877	1,706	443	2,698	1,252
Receivable under reverse repurchase agreements	1,274	3,613	763	474	1,388
Other assets	244	267	197	182	170
Total assets	$84,782	$88,417	$57,972	$47,039	$43,637

Liabilities:
Repurchase agreements	$69,540	$69,816	$47,681	$38,842	$33,505
Other debt (1)	954	50	54	57	62
Payable for securities purchased	2,198	4,852	1,919	1,660	3,337
Derivative liabilities, at fair value	1,250	827	853	793	290
Dividends payable	384	286	314	257	180
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	1,269	3,816	899	473	1,459
Accounts payable and other accrued liabilities	51	52	40	17	27
Total liabilities	75,646	79,699	51,760	42,099	38,860

Stockholders' equity:
8.000% Series A Cumulative Redeemable Preferred Stock; $0.01 par value;10.0 shares authorized; 6.9, 0.0, 0.0, 0.0 and 0.0 shares issued and outstanding, respectively; liquidation preference of $25 per share ($173)	167	—	—	—	—
Common stock, $0.01 par value; 600.0, 300.0, 300.0, 300.0, and 300.0 shares authorized; 304.8, 300.0, 224.1, 183.6 and 178.5 shares issued and outstanding, respectively	3	3	2	2	2
Additional paid-in capital	8,296	8,141	5,937	4,829	4,682
Retained (deficit) earnings	(328)	317	(38)	67	74
Accumulated other comprehensive income	998	257	311	42	19
Total stockholders' equity	9,136	8,718	6,212	4,940	4,777
Total liabilities and stockholders' equity	$84,782	$88,417	$57,972	$47,039	$43,637

Net book value per common share	$29.41	$29.06	$27.71	$26.90	$26.76

American Capital Agency Corp.
August 2, 2012

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Interest income:
Interest income	$504	$514	$353	$327	$265
Interest expense (2)	120	106	90	95	64
Net interest income	384	408	263	232	201

Other (loss) income, net:
Gain on sale of agency securities, net	417	216	112	263	94
(Loss) gain on derivative instruments and other securities, net (2)	(1,029)	47	(137)	(222)	(100)
Total other (loss) income, net	(612)	263	(25)	41	(6)
Expenses:
Management fees	28	22	18	16	12
General and administrative expenses	8	6	6	6	5
Total expenses	36	28	24	22	17
(Loss) income before income tax (benefit) provision	(264)	643	214	251	178
Income tax (benefit) provision	(3)	2	5	1	—
Net (loss) income	(261)	641	209	250	178
Dividend on preferred stock	3	—	—	—	—
Net (loss) income (attributable) available to common shareholders	$(264)	$641	$209	$250	$178

Net (loss) income	$(261)	$641	$209	$250	$178
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	689	(106)	214	536	319
Unrealized gain (loss) on derivative instruments, net (2)	52	52	54	(512)	(253)
Other comprehensive income (loss)	741	(54)	268	24	66
Comprehensive income	480	587	477	274	244
Dividend on preferred stock	3	—	—	—	—
Comprehensive income available to common shareholders	$477	$587	$477	$274	$244

Weighted average number of common shares outstanding - basic and diluted	301.0	240.6	210.3	180.7	130.5
Net (loss) income per common share - basic and diluted	$(0.88)	$2.66	$0.99	$1.39	$1.36
Comprehensive income per common share - basic and diluted	$1.58	$2.44	$2.27	$1.51	$1.87
Estimated REIT taxable income per common share - basic and diluted (3)	$1.62	$2.03	$1.61	$1.86	$1.56
Dividends declared per common share	$1.25	$1.25	$1.40	$1.40	$1.40

American Capital Agency Corp.
August 2, 2012

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO ADJUSTED NET INTEREST INCOME AND NET SPREAD INCOME (3)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Interest income	$504	$514	$353	$327	$265
Interest expense:
Repurchase agreements and other debt	68	54	36	24	18
Interest rate swap periodic costs (2)	52	52	54	71	46
Total interest expense	120	106	90	95	64
Net interest income	384	408	263	232	201
Other interest rate swap periodic costs (4)	62	39	33	2	—
Adjusted net interest income	322	369	230	230	201
Operating expenses	36	28	24	22	17
Net spread income	286	341	206	208	184
Dividend on preferred stock	3	—	—	—	—
Net spread income available to common shareholders	$283	$341	$206	$208	$184
Weighted average number of common shares outstanding - basic and diluted	301.0	240.6	210.3	180.7	130.5
Net spread income per common share - basic and diluted	$0.94	$1.42	$0.98	$1.15	$1.41

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (3)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Net (loss) income	$(261)	$641	$209	$250	$178
Book to tax differences:
Premium amortization, net	43	(28)	20	34	8
Realized loss (gain), net	54	(46)	28	3	(2)
Unrealized loss (gain), net	647	(80)	86	47	20
Other	9	2	(5)	1	—
Total book to tax differences	753	(152)	129	85	26
Estimated REIT taxable income	492	489	338	335	204
Dividend on preferred stock	3	—	—	—	—
Estimated REIT taxable income available to common shareholders	$489	$489	$338	$335	$204
Weighted average number of common shares outstanding - basic and diluted	301.0	240.6	210.3	180.7	130.5
Estimated REIT taxable income per common share - basic and diluted	$1.62	$2.03	$1.61	$1.86	$1.56
Estimated cumulative undistributed REIT taxable income per common share (5)	$1.61	$1.28	$0.80	$0.85	$0.44

American Capital Agency Corp.
August 2, 2012

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Fixed-rate agency securities, at fair value - as of period end	$75,732	$77,675	$51,484	$38,278	$34,801
Adjustable-rate agency securities, at fair value - as of period end	$1,072	$2,500	$2,774	$3,238	$4,613
CMO agency securities, at fair value - as of period end	$568	$228	$247	$246	$265
Interest-only strips agency securities, at fair value - as of period end	$276	$133	$141	$168	$207
Principal-only strips agency securities, at fair value - as of period end	$274	$34	$37	$40	$40
Total agency securities, at fair value - as of period end	$77,922	$80,570	$54,683	$41,970	$39,926
Total agency securities, at cost - as of period end	$76,352	$79,687	$53,694	$41,204	$39,667
Total agency securities, at par - as of period end (6)	$72,683	$76,023	$51,266	$39,319	$37,994
Average total assets, at fair value	$82,566	$68,257	$51,809	$47,077	$34,443
Average agency securities, at cost	$74,007	$61,962	$46,060	$41,668	$31,552
Average agency securities, at par (6)	$70,549	$59,082	$43,968	$39,892	$30,220
Average repurchase agreements and other debt	$67,997	$57,480	$42,184	$38,484	$28,668
Average stockholders' equity (7)	$9,071	$6,984	$5,564	$4,872	$3,785
Net book value per common share as of period end (8)	$29.41	$29.06	$27.71	$26.90	$26.76
Leverage - average during the period (9)	7.5:1	8.2:1	7.6:1	7.9:1	7.6:1
Leverage - as of period end (10)	7.6:1	8.4:1	7.9:1	7.7:1	7.5:1

Key Performance Statistics:
Average coupon (11)	3.96%	4.15%	4.31%	4.40%	4.55%
Average asset yield (12)	2.73%	3.32%	3.06%	3.14%	3.35%
Average cost of funds (13)	(1.08)%	(1.01)%	(1.16)%	(1.00)%	(0.89)%
Average net interest rate spread (14)	1.65%	2.31%	1.90%	2.14%	2.46%
Average coupon - as of period end	3.86%	3.99%	4.23%	4.35%	4.44%
Average asset yield - as of period end	2.81%	3.06%	3.07%	3.18%	3.45%
Average cost of funds - as of period end (15)	(1.19)%	(0.99)%	(1.13)%	(1.24)%	(1.09)%
Average net interest rate spread - as of period end	1.62%	2.07%	1.94%	1.94%	2.36%
Average actual CPR for securities held during the period	10%	10%	9%	8%	9%
Average forecasted CPR - as of period end	12%	9%	14%	13%	10%
Total premium amortization, net	$(196)	$(100)	$(121)	$(113)	$(79)
Expenses % of average assets	0.18%	0.16%	0.19%	0.18%	0.20%
Expenses % of average stockholders' equity	1.59%	1.60%	1.74%	1.75%	1.80%
Net income return on average stockholders' equity (16)	(11.5)%	36.8%	14.9%	20.4%	18.8%
Net comprehensive income return on average common equity (17)	21.5%	33.7%	34.0%	22.3%	25.9%
Dividends declared per common share	$1.25	$1.25	$1.40	$1.40	$1.40
Economic return on common equity(18)	22.1%	37.7%	32.6%	22.9%	34.0%

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

1.	Other debt consists of variable rate debt outstanding at LIBOR + 25 bps in connection with the consolidation of structured transactions under GAAP.

2.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. Accumulated other comprehensive loss (“OCI”) on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs,

American Capital Agency Corp.
August 2, 2012

termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP. Other income (loss), net includes $62 million, $39 million, $33 million and $2 million of other periodic swap interest costs for the three months ended June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, respectively.

3.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

4.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps.

5.
Estimated cumulative undistributed REIT taxable income as of period end is net of common and preferred dividends declared during the period, without adjustment for future quarterly dividends not yet declared on the Company's 8.000% Series A Cumulative Redeemable Preferred Stock. Amount divided by total common shares outstanding as of each period end.

6.	Average agency securities, at par, excludes the underlying unamortized principal balance ("UPB") of our interest-only securities.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.
Net book value per common share calculated as total stockholders' equity, less the Company's 8.000% Series A Cumulative Redeemable Preferred Stock liquidation preference of $25 per preferred share, divided by the number of common shares outstanding as of period end.

9.
Leverage during the period was calculated by dividing the daily weighted average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period by the average stockholders' equity for the period.

10.
Leverage at period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, net receivable / payable for unsettled agency securities and other debt by total stockholders' equity at period end.

11.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

12.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities, less amortization of premiums and discounts, by the average amortized cost of agency securities held.

13.
Cost of funds includes repurchase agreements, other debt and interest rate swaps (including de-designated swaps and swaps never designated as hedges under GAAP), but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period.

14.	Net interest rate spread for the period was calculated by subtracting the average cost of funds from the average asset yield.

15.
Cost of funds as of period end includes repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

16.	Net income return on average stockholders' equity for the period was calculated by dividing net income by average stockholders' equity.

17.	Net comprehensive income return on average common equity for the period was calculated by dividing comprehensive income available to common shareholders by average common equity.

18.
Economic return on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

AT-THE-MARKET OFFERING PROGRAM
The Company's At-the-Market Offering Program enables the Company to publicly offer and sell, from time to time, shares of common stock in privately negotiated and/or at-the-market transactions pursuant to sales agreements with sales agents. During the quarter, the Company sold 4.8 million shares of common stock under such a sales agreement at an average price of $32.40 per share for proceeds, net of program costs, of $155 million.

8.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
During the quarter, the Company sold 6.9 million shares of 8.000% Series A Cumulative Redeemable Preferred Stock (Nasdaq: AGNCP) to underwriters at a price of $24.21 per share, liquidation preference of $25.00 per share, for proceeds, net of offering costs, of $167 million.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
During the quarter, AGNC did not issue shares under the Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) through either direct stock purchases or dividend reinvestment.

American Capital Agency Corp.
August 2, 2012

AGNC's Plan provides prospective investors and existing stockholders with a convenient and economical method to purchase shares of the Company's common stock.  By participating in the Plan, investors may purchase additional shares of common stock by reinvesting some or all of the cash dividends received on shares of the Company's common stock.  Investors may also make optional cash purchases of shares of the Company's common stock subject to certain limitations detailed in the Plan prospectus. To review the Plan prospectus, please visit the Company's website at www.AGNC.com.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on August 3, 2012 at 11:00 am ET. The stockholder call can be accessed through a live webcast, free of charge, at www.AGNC.com or by dialing (877) 270-2148 (U.S. domestic) or +1 (412) 902-6510 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2012 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on August 3. In addition, there will be a phone recording available from 2:00 pm ET August 3 until 9:00 am ET August 20. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference ID number is 10015859.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd., is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products.  American Capital manages $17.2 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $101 billion of total assets under management (including levered assets). From its seven offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such

American Capital Agency Corp.
August 2, 2012

statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or “GAAP net interest income”), less other periodic interest rate swap interest costs reported in other income (loss), net.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because

American Capital Agency Corp.
August 2, 2012

not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.